EXHIBIT 23


The Board of Directors
Philadelphia Suburban Corporation:

We consent to incorporation by reference in the Registration Statements on Form S-8 (1994 Equity Compensation Plan No. 333-70859), (1994 Employee Stock Purchase Plan No. 033-52557), (1988 Stock Option Plan No. 33-27032), (1982 Stock Option Plan No. 2-81757), (Consumers Water Company 401(k) Plan and Trust No. 333-81085), and on Form S-3 (Dividend Reinvestment and Direct Stock Purchase Plan No. 333-42275), (Customer Stock Purchase Plan No. 33-64301) of Philadelphia Suburban Corporation of our report dated May 21, 1999, relating to the consolidated balance sheets and the statements of capitalization of Philadelphia Suburban Corporation and subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of income and cash flow for each of the years in the three-year period ended December 31, 1998, which report is included in Form 8-K of Philadelphia Suburban Corporation filed on November 19, 1999.





/S/ KPMG LLP
Philadelphia, Pennsylvania
November 19, 1999